UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 26, 2013

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2013, Heartland Financial USA, Inc. (the “Company”) announced the August 26, 2013, hiring of Bryan McKeag, 53, as the Company's Chief Financial Officer commencing September 23, 2013. Mr. McKeag replaces Mr. John K. Schmidt who resigned from the Company on July 15, 2013.
Prior to this role, Mr. McKeag served as Executive Vice President, Corporate Controller and Principal Accounting Officer with Associated Banc-Corp in Green Bay. In addition, Mr. McKeag also held the position of Executive Vice President, Corporate Controller with Associated Banc- Corp beginning in 2006. Prior to these roles, Mr. McKeag served as Vice President, Director of Finance from 2001-2006 with Associate Banc- Corp. From 1991-2000, he served in various audit and finance positions at J.P. Morgan Chase & Co. and one of its predecessors, Bank One Corporation. Prior to Mr. McKeag's time at Bank One, he spent nine years as an audit professional at KPMG LLP, including a position as Senior Audit Manager.
Commencing September 23, 2013, Mr. McKeag will receive an annual base salary of $300,000 and will be eligible for an annual bonus of $30,000 for 2013 to be paid in the first quarter of 2014. Mr. McKeag will be eligible for a bonus in 2014 of up to 50% of his base compensation. The bonus formula and annual target amount is established by the Compensation Committee and approved by the Board annually and described in the Company's Proxy Statement. Mr. McKeag will receive a sign-on bonus of $50,000 to be paid through the first payroll following 30 days of employment. He will also receive grants of restricted stock units under the Company's 2012 Long Term Incentive Plan as follows: 4,000 restricted stock units that will vest immediately, 2,000 that will vest in 2015, 1,000 that will vest in 2016 and 1,000 that will vest in 2017. The restricted stock units not vesting immediately will vest on the anniversary date of Mr. McKeag's hire in 2015, 2016 and 2017. Mr. McKeag will also be eligible for a grant of 3,750 restricted stock units in January 2014 under the Company's 2012 Long Term Incentive Plan, the terms of which are described in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 1, 2013. Subject to approval by the Company's Board, these restricted stock units will vest as follows: 1,875 time-based restricted stock units would vest in three equal installments beginning at the end of the third year following the original grant, with a total vesting period of five years; and 1,875 performance-based restricted stock units would vest according to the award agreement.
Mr. McKeag will also be entitled to participate in such life insurance, disability, medical, dental, flexible benefit plan, stock plans, retirement plans and other programs as may be made generally available from time-to-time by the Company for the benefit of similarly situated employees or its employees generally, and to four weeks of paid vacation per year. He is also entitled to reasonable out-of-pocket moving expenses, not to exceed $50,000 without prior consent, which must be reimbursed by the Company on a pro-rata basis should Mr. McKeag's employment be terminated for any reason during the first 12 months of employment.
A copy of the press release issued by the Company on August 28, 2013, announcing the foregoing changes in management is attached as Exhibit 99.1.
Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits.

99.1 Press Release dated August 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2013	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ David L. Horstmann
EVP, Interim Chief Financial Officer